UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2007

P & F INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)	Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into a Material Definitive Agreement.

On June 29, 2007, P & F Industries, Inc. (the “Registrant”), and its subsidiaries, Florida Pneumatic Manufacturing Corporation (“Florida Pneumatic”), Embassy Industries, Inc. (“Embassy”), Green Manufacturing, Inc. (“Green”), Countrywide Hardware, Inc. (“Countrywide”), Nationwide Industries, Inc. (“Nationwide”), Woodmark International, L.P. (“Woodmark”), Pacific Stair Products, Inc. (“Pacific”), WILP Holdings, Inc. (“WILP”), Continental Tool Group, Inc. (“Continental”) and Hy-Tech Machine, Inc. (“Hy-Tech”, and collectively with the Registrant, Florida Pneumatic, Embassy, Green, Countrywide, Nationwide, Woodmark, Pacific, WILP and Continental, the “Co-Borrowers”), Citibank, N.A. and HSBC Bank USA, National Association (collectively, the “Lenders”) and Citibank, N.A., as Administrative Agent for the Lenders, entered into an amendment (the “Amendment”) to the Credit Agreement, dated as of June 30, 2004, by and among the Co-Borrowers, the Lenders and the Administrative Agent, as previously amended (the “Credit Agreement”).  The Amendment extends the maturity date of the Credit Agreement from June 30, 2007 to June 30, 2008 and revises certain financial covenants and related definitions.

The foregoing summary of the Amendment is qualified in its entirety by the terms and provisions of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits.

(d)          Exhibits:

10.1

Amendment No. 8 to Credit Agreement, dated as of June 29, 2007, by and among P & F Industries, Inc., Florida Pneumatic Manufacturing Corporation, Embassy Industries, Inc., Green Manufacturing, Inc., Countrywide Hardware, Inc., Nationwide Industries, Inc., Woodmark International, L.P., Pacific Stair Products, Inc., WILP Holdings, Inc., Continental Tool Group, Inc. and Hy-Tech Machine, Inc. as Co-Borrowers, Citibank, N.A. and HSBC Bank USA, National Association as Lenders, and Citibank, N.A., as Administrative Agent for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: June 29, 2007
	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President, Chief Operating Officer
and Chief Financial Officer